                                                                     EXHIBIT 4.7





                            INDEMNIFICATION AGREEMENT

                                      among

                              PEOPLEFIRST.COM INC.,

                            PEOPLEFIRST FINANCE, LLC,

                               PF FUNDING II, LLC,

                           ML ASSET BACKED CORPORATION

                                       and

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


                          Dated as of December 8, 2000

             PeopleFirst.com Vehicle Receivables Owner Trust 2000-2

                 $73,899,000 6.54% Asset Backed Notes, Class A-1

                $200,000,000 6.37% Asset Backed Notes, Class A-2

                $107,000,000 6.34% Asset Backed Notes, Class A-3

                $144,101,000 6.43% Asset Backed Notes, Class A-4

                                TABLE OF CONTENTS


                                                                            PAGE

Section 1.  Definitions.......................................................1
Section 2.  Indemnification by the Depositor of the PF Entities...............2
Section 3.  Indemnification by the PF Entities of the Depositor...............2
Section 4.  Indemnification by the PF Entities of the Underwriters............3
Section 5.  Indemnification by the Underwriters of the PF Entities............4
Section 6.  Settlement Without Consent if Failure to Reimburse................5
Section 7.  Indemnification Procedures........................................5
Section 8.  Contribution......................................................6
Section 9.  Miscellaneous.....................................................9










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
                            INDEMNIFICATION AGREEMENT

         INDEMNIFICATION AGREEMENT dated as of December 8, 2000 among PEOPLEFIRST.COM INC. ("Parent"), PEOPLEFIRST FINANCE, LLC (the "Company"), PF FUNDING II, LLC (the "Transferor"), ML ASSET BACKED CORPORATION (the "Depositor") and MERRILL LYNCH, PIERCE FENNER & SMITH INCORPORATED as representative of the underwriters (the "Representative").

         Section 1. Definitions. (a) For purposes of this Agreement, the following terms shall have the meanings provided below:

                  "Agreement" means this Indemnification Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  "Basic Documents" has the meaning assigned to such term in the Sale and Servicing Agreement.

                  "Depositor Information" means the information in the Prospectus which does not include the Underwriter Information, Seller Information, Insurer Information or Derived Information.

                  "Person" means any individual, partnership, joint venture, corporation, trust, unincorporated organization or other organization or entity (whether governmental or private).

                  "Preliminary Prospectus" means the Preliminary Prospectus dated December 5, 2000, together with the Preliminary Prospectus Supplement dated December 5, 2000 relating to the Securities.

                  "Prospectus" means collectively the Prospectus dated December 5, 2000, together with the Prospectus Supplement and the Preliminary Prospectus.

                  "Prospectus Supplement" means the Prospectus Supplement dated December 8, 2000 relating to the Securities.

                  "Sale and Servicing Agreement" means the Sale and Servicing Agreement dated as of December 1, 2000 among the Trust, PF Funding II, LLC, PeopleFirst Finance, LLC, the Depositor, and Wells Fargo Bank Minnesota, National Association, as Backup Servicer and Indenture Trustee.

                  "Securities" means the Trust's $73,899,000 6.54% Asset Backed Notes, Class A-1, $200,000,000 6.37% Asset Backed Notes, Class A-2, $107,000,000
6.34% Asset Backed Notes, Class A-3, and $144,101,000 6.43% Asset Backed Notes, Class A-4, described in the Prospectus and issued pursuant to the Indenture.

                  "Underwriting Agreement" means the Underwriting Agreement dated as of December 8, 2000, among the Depositor and Merrill Lynch & Co., as representative of the underwriters.

                  (b) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Underwriting Agreement.

         Section 2. Indemnification by the Depositor of the PF Entities. The Depositor agrees to indemnify and hold harmless each PF Entity and each person, if any, who controls any PF Entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

                  (a) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Depositor Information, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (b) against any and all loss, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Computational Materials, ABS Term Sheets or Collateral Term Sheets, which is based upon the Depositor Information, distributed by any Underwriter;

                  (c) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6) any such settlement is effected with the written consent of the Depositor; and

                  (d) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (a) or (b) above.

         Section 3.  Indemnification by the PF Entities of the Depositor.

          The PF Entities severally agree to indemnify and hold harmless the Depositor and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:



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

                  (a) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Seller Information, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (b) against any and all loss, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact unless such untrue statement or alleged untrue statement of a material fact was made in reliance upon and in conformity with Derived Information provided by the Underwriters expressly for use in the Computational Materials, the ABS Term Sheets or the Collateral Term Sheets and the untrue statement or alleged untrue statement did not derive from an inaccuracy in the Seller Information used in the preparation of such Computational Materials, ABS Term Sheets or Collateral Term Sheets contained in the Computational Materials, ABS Term Sheets or Collateral Term Sheets distributed by any Underwriter or the omission or alleged omission therefrom of a material fact necessary in order to make the statement therein in light of the circumstances under which they were made not misleading;

                  (c) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6) any such settlement is effected with the written consent of the PF Entities; and

                  (d) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Depositor), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (a) or (b) above;

                  provided, however that the indemnified parties pursuant to this Section acknowledge that PF Funding II, LLC's obligations pursuant to this Section will be limited to the Transferor Property and on the exhaustion thereof all claims against PF Funding II, LLC contemplated hereby shall be extinguished and; provided, further that any such claims pursuant to this Section shall be subordinated to the payment of the Noteholders in full.

         Section 4. Indemnification by the PF Entities of the Underwriters. The PF Entities severally agree to indemnify and hold harmless the Underwriters and each person, if any, who



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controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

                  (a) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Seller Information, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (b) against any and all loss, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact with respect to any Seller Information contained in the Computational Materials, ABS Term Sheets or Collateral Term Sheets distributed by any Underwriter;

                  (c) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6) any such settlement is effected with the written consent of the PF Entities; and

                  (d) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (a) or (b) above;

                  provided, however that the indemnified parties pursuant to this Section acknowledge that PF Funding II, LLC's obligations pursuant to this Section will be limited to the Transferor Property and on the exhaustion thereof all claims against PF Funding II, LLC contemplated hereby shall be extinguished and; provided, further that any such claims pursuant to this Section shall be subordinated to the payment of the Noteholders in full.

         Section 5. Indemnification by the Underwriters of the PF Entities. The Underwriters severally agree to indemnify and hold harmless the PF Entities and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

                  (a) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact


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


         contained in the Computational Materials, ABS Term Sheets or Collateral Term Sheets distributed by any Underwriter to the extent that such untrue statement or alleged untrue statement of a material fact was made in reliance upon and in conformity with Derived Information provided by such Underwriter expressly for use in the Computational Materials, ABS Term Sheets or Collateral Term Sheets and the untrue statement or alleged untrue statement did not derive from an inaccuracy in the Seller's Information used in preparation of such Computational Materials, ABS Term Sheets or Collateral Term Sheets;

                  (b) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6) any such settlement is effected with the written consent of the Underwriter; and

                  (c) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (a) above


         Section 6. Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel; such indemnifying party agrees that it shall liable for any settlement of the nature contemplated by Section 2(c), 3(c), 4(c) or 5(b), as applicable, effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         Section 7. Indemnification Procedures. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Sections 2 and 5, counsel to the indemnified parties shall be selected by the applicable PF Entity in the case of parties indemnified pursuant to Section 3, counsel to the


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


indemnified parties shall be selected by the Depositor, and, in the case of parties indemnified pursuant to Section 4, counsel to the indemnified parties shall be selected by the Underwriter. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Agreement (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         Section 8.  Contribution.

         (a) If the indemnification provided for in Section 2 or 3 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and the PF Entities on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and of the on the PF Entities other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses as well as any other relevant equitable considerations.

         The relative benefits received by the Depositor on the one hand and the PF Entities on the other hand in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Depositor (which for purposes of this paragraph is deemed to be .01% of the amount of the offered Notes) and the PF Entities, bear to the aggregate initial offering price of the Notes.

         The relative fault of the Depositor on the one hand and the PF Entities on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Depositor or by the PF Entities and the parties' relative intent,


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

knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Depositor and the PF Entities agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by such indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section, the Depositor shall not be required to contribute any amount in excess of the amount of .01% of the offered Notes which the Depositor has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section, each person, if any, who controls a PF Entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such PF Entity, and each person, if any, who controls the Depositor within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Depositor.

         (b) If the indemnification provided for in Section 4 or 5 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred (i) in such proportion as is appropriate to reflect the relevant benefits received by the applicable PF Entity on the one hand and the Underwriter from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relevant benefits referred to in clause (i) above but also the relative fault of the PF Entity, as applicable on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by any PF Entity on the one hand and the Underwriters on the other hand in connection with the offering of the Notes shall be deemed to be in the same


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respective proportions as the total net proceeds from the offering of the Notes
(before deducting expenses) received by any PF Entity and the total underwriting discount and commission received by the Underwriters, bear to the aggregate initial offering price of the Notes.

         The relative fault of the PF Entities on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the PF Entities or by the Underwriters' and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The PF Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by such indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section, the applicable PF Entity shall not be required to contribute any amount in excess of the amount by which the benefit received from the applicable PF Entity from the offering of the Notes exceeds the amount of any damages which such PF Entity has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.







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

         Notwithstanding the provisions of this Section, the Underwriters shall not be required to contribute any amount in excess of the amount by which the benefit received from the applicable Underwriter from the Underwriter's Discount exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty or fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section, each person, if any, who controls a PF Entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as a PF Entity; and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter.

         Section 9.  Miscellaneous.

         (a) Notices. All notices and other communications provided for under this Agreement shall be delivered to the address set forth below or to such other address as shall be designated by the recipient in a written notice to the other party or parties hereto:


If to the PF Entities:     People First Finance LLC
                           401 West A Street
                           Suite 1000
                           San Diego, California 92101
                           Attention: Gary J. Miller

If to the Depositor:       ML Asset Backed Corporation
                           250 Vesey Street
                           World Financial Center
                           North Tower - 10th Floor
                           New York, New York 10281-1310
                           Attention: President

If to the
Representative:            Merrill Lynch, Pierce, Fenner & Smith Incorporated
                           250 Vesey Street
                           World Financial Center
                           North Tower - 10th Floor
                           New York, New York 10281-1310
                           Attention: Syndicate Department




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

         (b) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         (c) Assignments. This Agreement may not be assigned by any party without the express written consent of each other party. Any assignment made in violation of this Agreement shall be null and void.

         (d) Amendments. Amendments of this Agreement shall be in writing signed by each party hereto.

         (e) Survival, Etc. The indemnity and contribution agreements contained in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnifying Party, (ii) the issuance of the Securities or (iii) any termination of this Agreement. The indemnification provided in this Agreement will be in addition to any liability which the parties may otherwise have and shall in no way limit any obligation of the parties to the Underwriting Agreement.

         (f) Counterparts. This Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.






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


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                           PEOPLEFIRST.COM INC.



                                           By: /s/ W. R. Ellspermann
                                              ------------------------
                                              Name:  W. R. Ellspermann
                                              Title: Chief Financial Officer


                                           PEOPLEFIRST FINANCE, LLC



                                           By: /s/ W. R. Ellspermann
                                              ------------------------
                                              Name:  W. R. Ellspermann
                                              Title: Secretary and Chief
                                                     Financial Officer


                                           PF FUNDING II, LLC



                                           By: /s/ W. R. Ellspermann
                                              ------------------------
                                              Name:  W. R. Ellspermann
                                              Title: Secretary and Chief
                                                     Financial Officer


                                           ML ASSET BACKED CORPORATION


                                           By: /s/ Robert Little
                                              ------------------------
                                              Name:  Robert Little
                                              Title: President



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



                                                     MERRILL LYNCH, PIERCE,
                                                     FENNER & SMITH INCORPORATED


                                                     By: /s/ Robert Little
                                                        ------------------------
                                                        Name:  Robert Little
                                                        Title: Vice President








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